EXHIBIT 10.48

                                CONSENT AGREEMENT

                                                                    April 1,1999

Uniroyal Technology Corporation
Uniroyal Engineered Products, Inc.
2 North Tamiami Trail
Sarasota, Florida 34236-5568

Gentlemen:

Reference is made to the Financing Agreement between Uniroyal Technology Corporation ("UTC") and us dated June 5, 1996 (herein the "Financing Agreement") together with all amendments, supplements, documents and instruments executed in conjunction therewith (herein collectively with the Financing Agreement the "Financing Documents"). Capitalized terms used herein and defined in the Financing Documents shall have the meanings specified therein unless otherwise specifically defined herein,

You have advised us that effective as of April 1, 1999 (the "Effective Date") as part of a corporate restructuring (the "Restructuring") UTC will assign, transfer and convey to its wholly owned subsidiary, Uniroyal Engineered Products, Inc. (herein "UEP") all of the assets of the Specialty Adhesives and Coated Fabrics segments of UTC (including but not limited to all Collateral under the Financing Agreement but excluding Port Clinton, Ohio real property) as an equity investment and UEP will assume substantially all of the liabilities of the Specialty Adhesives and Coated Fabrics segments of UTC (including but not limited to all Obligations under the Financing Agreement).

This letter is to confirm our agreement that, effective immediately upon fulfillment to our satisfaction of the Conditions Precedent (as defined below), we hereby consent to the Restructuring.

In addition, as of the Effective Date and effective immediately upon fulfillment to our satisfaction of the Conditions Precedent (as defined below), it is hereby mutually agreed that Section 6, Paragraph 9 of the Financing Agreement shall be, and hereby is amended by the addition thereto of the following additional negative covenants as clauses H and I:

         "H. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Company may declare and pay dividends on its capital stock to Uniroyal Technology Corporation (herein the "Parent"), provided that after giving effect to any such dividend payment (x) the Company's
         Availability (to be computed on the basis of all of the Company's debts, obligations and payables being current in accordance with the Company's normal business practices) hereunder is at least $1,500,000 and (y) no Default or Event of Default has occurred or would occur hereunder; and

         "I. Pay management, consulting or other similar fees to any person, corporation or other entity affiliated with the Company, except that the Company may pay management fees to the Parent subject to and in accordance with the existing Management Agreement between the Company and the Parent, provided that (x) the aggregate amount of such fees during any fiscal year shall not exceed the amount set forth in such Management Agreement as in effect on the date hereof and (y) no such fees shall be paid if a Default or Event of Default has occurred or would occur after giving effect to any such payment."

The foregoing consent shall be, and hereby is, subject to the fulfillment to our satisfaction of each of the following conditions precedent (herein each a "Condition Precedent" and collectively the "Conditions Precedent").

(i)      the execution of, and delivery to, CITBC of the following documents;

         (x) an assumption agreement (herein the "Assumption Agreement") (in the form of Exhibit A annexed hereto); and (y) a guaranty (in the form of Exhibit B annexed hereto) executed by UTC (the "UTC Guaranty") covering all of UEP's Obligations to CITBC.

(ii) CITBC's receipt of, and satisfaction with, the following:

         (x) a Secretary's Certificate (in form and substance satisfactory to CITBC) certifying Board of Directors Resolutions for each of UTC and UEP authorizing the Restructuring and the execution and delivery of this Consent Agreement, the Assumption Agreement, the UTC Guaranty and all other documents and/or agreements executed in conjunction herewith and/or therewith; (y) an opinion of counsel to UTC and UEP (in form and substance satisfactory to CITBC) as to the due authorization and consummation of the Restructuring, and the due authorization, execution, delivery and binding effect of this Consent Agreement, the Assumption Agreement, the UTC Guaranty and all documents and agreements executed in connection with the Restructuring and this Consent Agreement; (z) the results of all UCC, Tax and Judgement Lien searches requested by CITBC in connection with the Restructuring; (aa) a Certificate of Insurance together with a Loss Payable Endorsement in CITBC's favor (in form and substance satisfactory to CITBC) confirming continuing insurance coverage of the Collateral for UEP after the Restructuring; and (bb) executed Landlord Waivers and other appropriate Notices of Security Interest to Warehouses and/or Processors for all Inventory locations of UEP, provided that, in lieu of any such waiver or notice CITBC may (at its option) establish an Availability Reserve in accordance with the terms and provisions of the Financing Agreement.

You further agree to pay all Out-of-Pocket Expenses incurred in connection with this Consent Agreement and the transactions contemplated hereby, all of which may (at our option) be charged to your Revolving Loan Account.

Except to the extent set forth herein, no other waiver of, or change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied.

If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.

                                           Very truly yours,

                                           THE CIT GROUP/BUSINESS CREDIT, INC.


                                           By:/s/ Kevin O'Hara
                                           Title: AVP

Read and Agreed to:

UNIROYAL TECHNOLOGY CORPORATION


By:/s/ George J. Zulanas, Jr.
Title: VP

UNIROYAL ENGINEERED PRODUCTS, INC.


By:/s/ Robert L. Soran
Title: President